UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2022

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On May 10, 2022, HOF Village Newco, LLC (“Newco”), a wholly-owned subsidiary of Hall of Fame Resort & Entertainment Company (the “Company”), received from Johnson Controls, Inc. (“JCI”) a notice of termination (the “TAAS Notice”) of the Technology as a Service Agreement dated October 9, 2020 (the “TAAS Agreement”) by and between Newco and JCI, effective immediately. The TAAS Notice states that termination of the TAAS Agreement by JCI is pursuant to Section 12.2(b)(i) due to Newco’s alleged breach of its payment obligations outlined in Sections 6.1(b) and 6.1(c). Additionally, JCI in the TAAS Notice demands the amount described in Section 12.2(b)(i)(B), which is the sum of: (i) all past due payments and any other amounts owed by Newco under the TAAS Agreement; (ii) all commercially reasonable and documented subcontractor breakage and demobilization costs; and (iii) all commercially reasonable and documented direct losses incurred by JCI directly resulting from the alleged default by Newco and the exercise of JCI’s rights and remedies in respect thereof, including reasonable attorney fees.

Also on May 10, 2022, Newco received from JCI a notice of termination (“Naming Rights Notice”) of the Amended and Restated Sponsorship and Naming Rights Agreement dated as of July 2, 2020 (the “Naming Rights Agreement”) by and among Newco, National Football Museum, Inc. d/b/a Pro Football Hall of Fame, an Ohio nonprofit corporation (“PFHOF”), and JCI, effective immediately. The Naming Rights Notice states that the termination of the Naming Rights Agreement by JCI is pursuant to Section 7.2.4 due to JCI’s concurrent termination of the TAAS Agreement. The Naming Rights Notice further states that Newco must pay JCI, within 30 days following the date of the Naming Rights Notice, $4,750,000 pursuant to Section 7.3.10. The Naming Rights Notice states that Newco is also in breach of its covenants and agreements in Section 1.6.3, which require Newco to provide evidence reasonably satisfactory to JCI on or before October 31, 2021, subject to day-for-day extension due to force majeure, that Newco has secured sufficient debt and equity financing to complete Phase II.

The Company disputes that it is in default under either the TAAS Agreement or the Naming Rights Agreement. The Company believes JCI is in breach of the Naming Rights Agreement and the TAAS Agreement, and is providing notice to JCI of these breaches. The Company expects to pursue dispute resolution pursuant to the terms of the Naming Rights Agreement and/or the TAAS Agreement to simultaneously defend against JCI’s allegations and pursue its own claims.

The foregoing descriptions of the TAAS Agreement and the Naming Rights Agreement are qualified in their entirety by reference to the full text of the TAAS Agreement and the Naming Rights Agreement, copies of which were filed, respectively, as Exhibit 10.9 to the Company’s quarterly report on Form 10-Q filed on November 5, 2020 and as Exhibit 10.10 to the Company’s current report on Form 8-K filed on July 8, 2020, and such disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2022, Lisa Roy, a member of the Board of Directors (the “Board”) of the Company, resigned from the Board effective immediately. As a Class A director, Ms. Roy’s term was set to expire at the Company’s 2024 Annual Meeting of Stockholders. Ms. Roy did not serve on any committees of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: May 13, 2022

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